Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-54387, 33-52389, 33-55629, 333-32977, 333-37145, 333-79921, 333-38174, 333-53502, 333-90954, 333-97005, 333-105914, 333-138191,333-155958, 333-155959, 333-168997, and 333-168998 on Form S-8 of our report dated March 8, 2013 relating to the financial statements of ANN INC., and the effectiveness of ANN INC.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ANN INC. for the year ended February 2, 2013.

/S/ DELOITTE & TOUCHE LLP

New York, New York
March 8, 2013